Exhibit 99.1

JOINT FILING AGREEMENT

JOINT FILING  AGREEMENT (this  "Agreement"),  dated as of February 19, 2014  among Metropolitan Venture Partners II, L.P., a Delaware limited partnership (“MetVP II”), Paul Lisiak and Adrian Blumfield  (collectively, the "Joint Filers").

W I T N E S S E T H

WHEREAS, as of the date hereof, each of the Joint Filers is filing a Schedule 13D/A under the Securities Exchange Act of 1934 (the "Exchange Act") with respect to securities of Direct Insite Corp. (the "Schedule 13D/A");

WHEREAS, each of the Joint Filers is individually eligible to file the Schedule 13D/A;

WHEREAS,  each of the Joint  Filers  wishes to file the Schedule 13D/A and any  amendments  thereto  jointly and on behalf of each of the Joint Filers, pursuant to Rule 13d-1(k)(1) under the Exchange Act;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto agree as follows:

1. The Joint Filers hereby agree that the Schedule 13D/A is, and any amendments thereto will be, filed on behalf of each of the Joint Filers pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

2. Each of the Joint Filers hereby  acknowledges  that,  pursuant to Rule  13d-1(k)(1)(i)  under the Exchange Act, it is  responsible  for the timely filing of the Schedule 13D/A and any further amendments thereto,  and for the completeness and accuracy of the  information  concerning  it contained  therein,  and is not responsible for the completeness and accuracy of the information  concerning any of the other parties  contained  therein,  unless it knows or has reason to know that such information is inaccurate.

3. Each of the Joint Filers hereby agrees that this Agreement shall be filed as an exhibit to the Schedule 13D/A, pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed individually or by their respective directors hereunto duly authorized as of the day and year first above written.

METROPOLITAN VENTURE PARTNERS II, L.P.
By: METROPOLITAN GP HOLDINGS, LLC, SERIES METVP II, its general partner
By: METROPOLITAN EQUITY PARTNERS, LLC, its manager

By: /s/ Paul Lisiak
Name: Paul Lisiak
Title: Managing Partner

By: /s/ Paul Lisiak
Name: Paul Lisiak

By: /s/ Adrian Blumfield
Name: Adrian Blumfield